EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-16428, 33-16463, 33-33338, 33-36836,
33-39315, 33-39657, 33-40941, 33-40942, 33-63972, 33-63974, 33-59147 and
33-59611) of Sequent Computer Systems, Inc. of our report dated January 24, 1996 appearing on page 49 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-6 of this Form 10-K.



PRICE WATERHOUSE LLP


Portland, Oregon
January 27, 1995